UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

QUINSTREET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34628	77-0512121
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Tower Lane, 6th Floor

Foster City, CA 94404

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 578-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 22, 2013, QuinStreet, Inc. (the “Company”) entered into an agreement (the “Transition Agreement”) with Bronwyn Syiek, President of the Company, which provides for the transition and conclusion of Ms. Syiek’s employment with the Company. Pursuant to the Transition Agreement, Ms. Syiek will continue to work full time as President and an employee of Company at her current base salary through September 30, 2013. During this period, Ms. Syiek will continue to be eligible for a bonus for the fiscal year ending June 30, 2013. From October 1, 2013 until April 1, 2014, Ms. Syiek will continue to serve as President and work part time at her current base salary but will not be eligible for a bonus. Ms. Syiek or the Company may terminate her employment at any time, for any reason, subject to a maximum severance payment of two months of base salary. The terms of the Transition Agreement are contingent on Ms. Syiek signing a release agreement.

If Ms. Syiek’s employment is not terminated before April 1, 2014, and provided that Ms. Syiek signs a release agreement, Ms. Syiek may enter into a 12-month consulting agreement with the Company, in consideration for which her “Continuous Service” (as defined in the Company’s 2010 Equity Incentive Plan) would continue for certain of her equity awards. Ms. Syiek or the Company could terminate the consulting agreement at any time and for any reason during the consulting period. Ms. Syiek would not receive cash compensation under the consulting agreement.

The foregoing summary is qualified in its entirety by reference to the Transition Agreement (including exhibits), a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2013, Ms. Syiek resigned as a member of the Company’s board of directors, effective immediately. Ms. Syiek’s resignation was not the result of a disagreement with the Company relating to its operations, policies or practices.

The disclosure set forth under Section 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

10.1	Transition Agreement dated April 22, 2013 between the Company and Bronwyn Syiek

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINSTREET, INC.

Dated: April 23, 2013	By:	/S/ Douglas Valenti

Douglas Valenti

Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Transition Agreement dated April 22, 2013 between the Company and Bronwyn Syiek